Exhibit 99.2

Crawford & Company

Reconciliation of Operating Earnings to Net Income

12-month trailing

(in thousands)

	12-month trailing at 2008			12-month trailing at 2007				12-month trailing at 2006
	3Q	2Q	1Q	4Q	3Q	2Q	1Q	4Q	3Q	2Q	1Q
Operating Earnings (1)	$64,616	$57,963	$49,540	$37,230	$33,845	$32,617	$29,399	$32,195	$35,667	$32,233	$30,221
Net Corporate Interest Expense	$(17,560)	$(17,798)	$(17,374)	$(17,326)	$(16,494)	$(12,761)	$(9,123)	$(5,753)	$(3,360)	$(3,855)	$(4,616)
Stock Option Expense	$(1,007)	$(1,024)	$(1,091)	$(1,191)	$(1,256)	$(1,244)	$(1,249)	$(1,220)	$(865)	$(617)	$(266)
Amortization of Customer-Relationship Intangibles	$(6,028)	$(6,096)	$(6,097)	$(6,025)	$(5,642)	$(4,067)	$(2,560)	$(1,124)	$—	$—	$—
Income Taxes	$(12,795)	$(9,288)	$(7,945)	$(5,396)	$(4,667)	$(9,033)	$(7,950)	$(9,060)	$(12,250)	$(9,861)	$(8,971)
Other gains/expenses	$—	$—	$4,844	$8,824	$5,728	$8,797	$3,953	$(27)	$3,069	$—	$—

Net Income	$27,226	$23,757	$21,877	$16,116	$11,514	$14,309	$12,470	$15,011	$22,261	$17,900	$16,368

(1)	Operating earnings is a non-GAAP financial measure representing earnings before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, other gains and expenses, and income taxes.